Exhibit 99.12

FINAL DRAFT

Dated                           2014

STANDARD BANK PLC

as Issuer

and

GREEN FINANCE PLC

as New Issuer

and

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED

as Trustee

FOURTH SUPPLEMENTAL TRUST DEED

supplementing the provisions of the trust deed dated 14 February 2007, the first supplemental trust deed dated 21 May 2007, the second supplemental trust deed dated

21 December 2009 and the third supplemental trust deed dated 11 November 2010.

Ref: L-229708

Linklaters LLP

Table of Contents

Contents		Page

1	Definitions and Interpretation	4

2	Amendments	4

3	Substitution, Creation of new Note Security and Release of the Note Security	10

4	Trust Deed	13

5	Law and Jurisdiction	13

6	Severability	13

7	Contracts (Rights of Third Parties) Act 1999	13

8	Counterparts	13

ANNEX SCHEDULE 1 Form of Global Note Certificate		16

SCHEDULE 2 Form of Individual Note Certificate		23

SCHEDULE 5 Form of Notice of Charge and Assignment by Way of Security of Loan Agreement		28

SCHEDULE 6 Form of Acknowledgement of Notice of Charge and Assignment by Way of Security of Loan Agreement		30

SCHEDULE 7 Form of Notice of Charge of the Account		32

SCHEDULE 8 Form of Acknowledgement of Notice of Charge of the Account		34

SCHEDULE 10 Form of Certification of Irrevocable and Unconditional Discharge by Issuer of all Sums under Trust Deed and the Notes		36

SCHEDULE 11 Form of Release, Reassignment or Discharge of Transferred Rights		37

THIS FOURTH SUPPLEMENTAL TRUST DEED is dated                           2014 and made between:

(1)	STANDARD BANK PLC a public limited company incorporated under the laws of England, whose registered office is at 20 Gresham Street, London EC2V 7JE, United Kingdom, as the issuer (the “Issuer”);

(2)	GREEN FINANCE PLC a public limited company incorporated under the laws of England, whose registered office is at 6 St Andrew Street, London EC4A 3AE, United Kingdom, as the new issuer (the “New Issuer”); and

(3)	BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED, a limited company incorporated under the laws of England, whose registered office is at 1 Canada Square London E14 5AL, United Kingdom as the trustee (the “Trustee”, which expression includes, where the context admits, all persons for the time being the trustee or trustees of this Fourth Supplemental Trust Deed).

Whereas:

(A)	On 14 February 2007, the Issuer issued U.S.$150,000,000 in aggregate principal amount of 9.750 per cent. Loan Participation Notes, due 2010 (the “Original Notes”), issued by, but without recourse to the Issuer, for the sole purpose of funding a loan to PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK” (formerly known as Close Joint-Stock Company “First Ukrainian International bank”) (the “Borrower”) pursuant to a loan agreement dated 8 February 2007 (the “Original Loan Agreement”). The Original Notes were constituted by a trust deed dated 14 February 2007 between the Issuer and the Trustee (the “Original Trust Deed”).

(B)	On 21 May 2007, the Issuer issued U.S.$125,000,000 in aggregate principal amount of further 9.750 per cent. Loan Participation Notes due 2010 (the “Further Notes”), and together with the Original Notes, the “Notes”), issued by, but without recourse to the Issuer, for the sole purpose of funding a further loan to the Borrower, pursuant to a supplemental loan agreement dated 16 May 2007 (the “First Supplemental Loan Agreement”). The Further Notes were constituted by the Original Trust Deed, as supplemented by a supplemental trust deed dated 21 May 2007 (the “First Supplemental Trust Deed”).

(C)	On 21 December 2009, the Issuer, at the request of the Borrower, agreed to give effect to amendments relating to the repayment date, rate of interest, frequency of payment of interest, partial repayment, permitted security interests, capital investment and to reflect the change of name of the Borrower under the Loan Agreement by entering into a supplemental loan agreement dated 15 December 2009 (the “Second Supplemental Loan Agreement”), and the holders of the Notes authorised the Trustee and the Issuer to make the relevant necessary amendments to the Trust Deed pursuant to a supplemental trust deed dated 21 December 2009 (the “Second Supplemental Trust Deed”).

(D)

On 11 November 2010, the Issuer, at the request of the Borrower, agreed to amend the partial repayment clause, permit a reorganisation of the Borrower and change provisions relating to the maintenance of capital adequacy and capital investment under the Loan by entering into a supplemental loan agreement dated 11 November 2010 (the “Third Supplemental Loan Agreement” and, the Original Loan Agreement as supplemented by the First Supplemental Loan Agreement, Second Supplemental Loan Agreement and Third Supplemental Loan Agreement, the “Loan Agreement”), and the holders of the Notes authorised the Trustee and the Issuer to make the relevant necessary amendments to the Trust Deed pursuant to a supplemental trust deed dated 11 November 2010 (the “Third Supplemental Trust Deed”, and, the Original Trust Deed as supplemented by the First Supplemental Trust Deed, the Second Supplemental Trust Deed and the Third Supplemental Trust Deed, the “Trust Deed”).

(E)	Pursuant to an extraordinary resolution passed by the Noteholders on 2014 (the “Extraordinary Resolution”), the Noteholders sanctioned certain amendments to the terms and conditions of the Notes and the Loan Agreement, including the substitution, in place of the Issuer, of the New Issuer as issuer of the Notes, lender under the Loan and obligor under the Trust Deed and the Agency Agreement and the holders of the Notes have authorised the Trustee and the Issuer to make the necessary amendments to the Trust Deed pursuant to this Fourth Supplemental Trust Deed. As of the date of this Fourth Supplemental Trust Deed, the amendments to the Loan Agreement effected by the fourth supplemental loan agreement dated 2014 between the Issuer, the New Issuer and the Borrower (the “Fourth Supplemental Loan Agreement”) have been executed and registered with the National Bank of Ukraine and will become effective on the date of execution and delivery of this Fourth Supplemental Trust Deed (the “Effective Date”).

(F)	The Trustee has agreed to act as trustee of this Fourth Supplemental Trust Deed on the following terms and conditions.

NOW THIS SUPPLEMENTAL DEED WITNESSES AND IT IS HEREBY DECLARED as follows:

1	Definitions and Interpretation

Terms defined in the Trust Deed shall, unless otherwise defined herein or the context requires otherwise, bear the same meanings herein. The rules of interpretation set out in the Trust Deed shall apply to this Fourth Supplemental Trust Deed.

1.1	Principles of Interpretation

In this Fourth Supplemental Trust Deed references to a Schedule or a Clause or sub-clause, paragraph or sub-paragraph is, unless otherwise stated, to a schedule hereto or a clause or sub-clause, paragraph or sub-paragraph hereof respectively.

1.2	Headings

The headings and sub-headings are for ease of reference only and shall not affect the construction of this Fourth Supplemental Trust Deed.

2	Amendments

With effect from the Effective Date, the Trust Deed and the Terms and Conditions of the Notes shall be amended as follows:

2.1	Amendments to Schedule 3 of the Original Trust Deed and the First Supplemental Trust Deed:

The Terms and Conditions of the Notes and the Further Notes contained in Schedule 3 of each of the Original Trust Deed and the First Supplemental Trust Deed, respectively (in each case as such Schedule shall have been previously amended or supplemented by the Second Supplemental Trust Deed and the Third Supplemental Trust Deed), shall be modified as follows:

2.1.1	Deleting all references to “Standard Bank Plc” and replacing them with “Green Finance Plc” reflecting the substitution of the New Issuer;

2.1.2	Deleting all references to “Loan Participation Notes due 2014” and replacing them with “Loan Participation Notes due 2018”;

2.1.3	Deleting all references to “SWX Swiss Stock Exchange” and replacing them with “SIX Swiss Exchange”;

2.1.4	Deleting all references to “www.swx.com” and replacing them with “www.six-swiss-exchange.com/news/official_notices/search_en.html”;

2.1.5	Inserting the following paragraphs immediately after the existing paragraph in Condition 3:

“Save as provided above, so long as any Note remains outstanding, the Issuer, without the prior written consent of the Trustee or an Extraordinary Resolution or a Written Resolution, shall not, inter alia, (i) incur any indebtedness for borrowed moneys other than (a) issuing the Notes and any further notes in accordance with Condition 13 or (b) issuing notes on a limited recourse basis secured on assets of the Issuer (other than the assets over which the Note Security has been created, the assets on which any other obligations of the Issuer are secured and the Issuer’s share capital), (ii) engage in any business (other than acquiring and holding the property over which the Note Security has been created, entering into and performing any agreement related to the Notes or any issue of any further notes or other notes on a limited recourse basis as aforesaid or acts incidental to or necessary in connection with the Notes or such related agreements (including in respect of any security or a transaction fee in connection therewith), making the Loan to the Borrower pursuant to the Loan Agreement or any future loans to the Borrower in connection with the issue of further notes as aforesaid and performing any act incidental to or necessary in connection therewith), (iii) have any subsidiaries or employees, (iv) purchase, own, lease or otherwise acquire any real property (including office premises or like facilities), (v) except as permitted in the Trust Deed, dispose of any property over which the Note Security has been created or any interest therein, (vi) consolidate or merge with any other person or (vii) convey or transfer its properties or assets substantially as an entirety (to the extent the same is within the control of the Issuer) to any person (otherwise than as contemplated in these Conditions and the Trust Deed), (viii) issue any shares (other than any shares that are in issue as at the date of the Trust Deed) (to the extent the same is within the control of the Issuer), (ix) declare any dividends, make any distribution to its shareholders, give any guarantees or assume any other liability, or, subject to the laws of England, petition for any winding-up or bankruptcy, or (x) open or have any interest in any account with a bank or financial institution (other than (a) the Account; (b) the account held by the Issuer into which any of the Issuer’s fees, costs, expenses, retained profit and any other amounts in connection with the administration and management of the Issuer are to be paid and only moneys necessary for that purpose are credited to it, including for the avoidance of doubt, its share capital; and (c) any account relating to any further notes issued pursuant to the Trust Deed or other notes issued on a limited recourse basis for the purposes of making loans to the Borrower or any charged property relating thereto), save where any such account or the Issuer’s interest in it is simultaneously charged in favour of the Trustee so as to form part of such charged property.

At all times the Issuer shall use its best endeavours to procure that the whole of the issued share capital of and all of the voting rights over the Issuer are held by TMF Trustee Limited on trust exclusively for charitable purposes.”

2.1.6	Deleting Condition 5(a) and replacing it with the following:

“Scheduled redemption: Unless previously prepaid pursuant to Clause 7 (Prepayment) and Clause 6A (Amortisation) of the Loan Agreement, the Borrower will be required to repay the Loan on its due date as provided in the Loan Agreement and, subject to such repayment, all the Notes will be redeemed at their principal amount together with accrued interest on 31 December 2018 subject as provided in Conditions 6 (Payments).”;

2.1.7	Inserting the following Condition 5(c)(3):

“2014 Partial Redemption: The Issuer shall on the Settlement Date, subject to compliance with any applicable laws and stock exchange or other regulatory requirements, redeem in relation to each Qualifying Noteholder, an aggregate principal amount of Qualifying Notes held by such holder equal to the Early Partial Redemption Amount or the Late Partial Redemption Amount, as the case may be, and shall pay to each Qualifying Noteholder the relevant Partial Redemption Amount and the Accrued Interest.

The Issuer’s obligations in respect of this Condition 5(c)(3) to redeem and make payment for the Notes shall constitute an obligation only to account to Qualifying Noteholders on the Settlement Date for an amount equivalent to the sums received by or for the account of the Issuer in respect of principal and accrued interest pursuant to Clause 7.3B (2014 Partial Repayment) in the Loan Agreement.

In this Condition:

“Accrued Interest” means interest accrued on the Early Partial Redemption Amount or the Late Partial Redemption Amount, as the case may be, from and including the last interest payment date (being 30 September 2014) to but excluding the Settlement Date;

“Early Partial Redemption Amount” means, in respect of each Qualifying Noteholder who submitted its electronic voting instruction to the relevant clearing system by no later than 5:00 p.m. (London time) on 18 November 2014 (the “Early Consent Deadline”), an amount (rounded down to the nearest U.S.$1,000) equal to 15 per cent. of the Qualifying Notes held by such Qualifying Noteholder;

“Late Partial Redemption Amount” means, in respect of each Qualifying Noteholder who submitted its electronic voting instruction to the relevant clearing system after the Early Consent Deadline but on or prior to 5:00 p.m. (London time) on 24 November 2014, an amount (rounded down to the nearest U.S.$1,000) equal to 10 per cent. of the Qualifying Notes held by such Qualifying Noteholder;

“Qualifying Noteholder” means a Noteholder who validly via an electronic voting instruction transmitted to the relevant clearing system (i) voted in favour of the Extraordinary Resolution set out in a notice of meeting relating to the Notes dated 10 November 2014 and (ii) elected to receive the relevant Partial Redemption Amount together with Accrued Interest;

“Qualifying Notes” means the aggregate principal amount of Notes of a Qualifying Noteholder in respect of which such Noteholder validly via an electronic voting instruction transmitted to the relevant clearing system (i) voted in favour of the Extraordinary Resolution set out in a notice of meeting relating to the Notes dated 10 November 2014 and (ii) elected to receive the relevant Partial Redemption Amount together with Accrued Interest; and

“Settlement Date” means 31 December 2014 (or such later date as may be determined by the Issuer which shall be no later than 15 days after a resolution of the holders of the Notes has been validly passed in relation to certain amendments to the terms of the Notes as set out in a notice of meeting to such Noteholders on 10 November 2014).”

2.1.8	Inserting the following Condition 5(c)(4):

“Amortising Redemption: The Issuer shall, on each Interest Payment Date falling on or after 31 December 2016 and ending on 31 December 2018 (each an “Instalment Date”), repay the principal amount of the Notes in instalments. The amount of principal repayable on each Instalment Date shall be the relevant Amortisation Amount, where “Amortisation Amount” means the amount of principal remaining on the relevant Note immediately prior to the relevant Instalment Date divided by the remaining number of Instalment Dates.”

2.1.9	Deleting Condition 5(d) and replacing it with the following:

“No other redemption: Except where the Loan is accelerated pursuant to Clause 14.6(c) (Revocation of Licence; Insolvency) of the Loan Agreement, the Issuer shall not be entitled to redeem the Notes prior to that due date otherwise than as provided in Conditions 5(b) (Redemption by the Issuer), 5(c)(1) (Redemption upon a Put Event), 5(c)(2) (Partial Redemption), 5(c)(3) (2014 Partial Redemption) and 5(c)(4) (Amortising Redemption).”

2.2	General Amendments to the Trust Deed

2.2.1	All references in the Trust Deed to:

(i)	“Standard Bank Plc” shall be deleted and replaced with “Green Finance Plc” reflecting the substitution of the New Issuer;

(ii)	“Loan Participation Notes due 2014” shall be deleted and replaced with “Loan Participation Notes due 2018”; and

(iii)	“BNY Corporate Trustee Services Limited”, “The Bank of New York” and “The Bank of New York (Luxembourg) S.A.” shall be deleted and replaced with “BNY Mellon Corporate Trustee Services Limited”, “The Bank of New York Mellon” and “The Bank of New York Mellon (Luxembourg) S.A.”, respectively.

2.2.2	Clause 1.1 (Definitions) of the Trust Deed shall be amended by deleting the definitions of “Account” and “Reserved Rights” and by adding the following definitions:

““Account” means an account of the Issuer with the Principal Paying Agent at its specified office, having the account number [—];

“Reserved Rights” are the rights excluded from the Charge and the Transferred Rights, being all and any rights, interests and benefits in respect of the obligations of the Borrower under the following provisions of the Loan Agreement, namely the second sentence of Clause 7.4 (Costs of Prepayment); Clause 8.2 (Double Tax Treaty Relief); Clause 8.3(a) (Indemnity Amounts); Clause 10 (Changes in Circumstances); Clause 11 (Representations and Warranties of the Borrower); Clause 15 (Indemnity); Clause 18.1 (Transaction Expenses and Fees); Clauses 18.2-18.4 (to the extent that the Issuer’s claim is in respect of one of the aforementioned clauses of the Loan Agreement); Clause 16.2 (Currency Indemnity) and Clause 17.3 (No Set-off) of the Loan Agreement;”.

2.2.3	All references in the Trust Deed to account number 5737638400 shall be replaced with account number [—];

2.2.4	Clause 2.7 (Redemption) in the Trust Deed shall be deleted and replaced with the following:

“Redemption

(a) Unless previously prepaid or repaid, the Borrower will be required to repay the Loan (together with any outstanding interest or additional amounts) on 31 December 2018 and, subject to such repayment, all the Notes then remaining outstanding will on that date be redeemed or repaid by the Issuer at their principal amount thereof.

(b) If the Loan should become repayable (and be repaid), otherwise than as provided in sub-Clause (a) above, pursuant to the Loan Agreement prior to 31 December 2018, all Notes then remaining outstanding shall thereupon become due and redeemable or repayable in accordance with the Conditions.”

2.2.5	New Clause 15.21 (Restrictive covenants of the Issuer) shall be inserted:

“So long as any Note remains outstanding, the Issuer, without the prior written consent of the Trustee or an Extraordinary Resolution or a Written Resolution, shall not, inter alia, (i) incur any indebtedness for borrowed moneys other than (a) issuing the Notes and any further notes in accordance with Condition 13 or (b) issuing notes on a limited recourse basis secured on assets of the Issuer (other than the assets over which the Note Security has been created, the assets on which any other obligations of the Issuer are secured and the Issuer’s share capital), (ii) engage in any business (other than acquiring and holding the property over which the Note Security has been created, entering into and performing any agreement related to the Notes or any issue of any further notes or other notes on a limited recourse basis as aforesaid or acts incidental to or necessary in connection with the Notes or such related agreements (including in respect of any security or a transaction fee in connection therewith), making the Loan to the Borrower pursuant to the Loan Agreement or any future loans to the Borrower in connection with the issue of further notes as aforesaid and performing any act incidental to or necessary in connection therewith), (iii) have any subsidiaries or employees, (iv) purchase, own, lease or otherwise acquire any real property (including office premises or like facilities), (v) except as permitted in the Trust Deed, dispose of any property over which the Note Security has been created or any interest therein, (vi) consolidate or merge with any other person or (vii) convey or transfer its properties or assets substantially as an entirety (to the extent the same is within the control of the Issuer) to any person (otherwise than as contemplated in these Conditions and the Trust Deed), (viii) issue any shares (other than any shares that are in issue as at the date of the Trust Deed) (to the extent the same is within the control of the Issuer), (ix) declare any dividends, make any distribution to its shareholders, give any guarantees or assume any other liability, or, subject to the laws of England, petition for any winding-up or bankruptcy, or (x) open or have any interest in any account with a bank or financial institution (other than (a) the Account; (b) the account held by the Issuer into which any of the Issuer’s fees, costs, expenses, retained profit and any other amounts in connection with the administration and management of the Issuer are to be paid and only moneys necessary for that purpose are credited to it, including for the avoidance of doubt, its share capital; and (c) any account relating to any further notes issued pursuant to the Trust Deed or other notes issued on a limited recourse basis for the purposes of making loans to the Borrower or any charged property relating thereto), save where any such account or the Issuer’s interest in it is simultaneously charged in favour of the Trustee so as to form part of such charged property;.”

2.2.6	New Clause 15.22 (Share capital of the Issuer) shall be inserted:

“At all times use its best endeavours to procure that the whole of the issued share capital of and all of the voting rights over the Issuer are held by TMF Trustee Limited on trust exclusively for charitable purposes.”

2.2.7	The first sentence of Clause 13 (Payment to Noteholders) in the Trust Deed shall be deleted and replaced with the following:

“Any payment made by the Borrower under the Loan Agreement to or to the order of, the Trustee or the Principal Paying Agent shall pro tanto satisfy the obligations of the Issuer in respect of the Notes.”

2.2.8	Clause 20.1(a) in the Trust Deed shall be deleted and replaced with the following:

“Green Finance Plc

6 St Andrew Street

London EC4A 3AE

United Kingdom

Attention: The Directors

Fax: +44 (0) 207 832 4900”

2.2.9

Schedule 1 (Form of Global Note Certificate), Schedule 2 (Form of Individual Note Certificate), Schedule 5 (Form of Notice of Charge and Assignment by way of Security of Loan Agreement), Schedule 6 (Form of Acknowledgement of Notice of Charge and Assignment by way of Security of Loan Agreement), Schedule 7 (Form of Notice of Charge of the Account), Schedule 8 (Form of Acknowledgement of Notice of Charge of the Account), Schedule 10 (Form of Certification of Irrevocable

and Unconditional Discharge by Issuer of all Sums under Trust Deed and the Notes) and Schedule 11 (Form of Release, Reassignment or Discharge of Transferred Rights) in the Trust Deed shall be deleted and replaced with the relevant new Schedules as set out in the Annex to this Fourth Supplemental Trust Deed.

3	Substitution, Creation of new Note Security and Release of the Note Security

3.1	Pursuant to the Extraordinary Resolution, the Noteholders have sanctioned the substitution, in place of the Issuer, of the New Issuer as issuer of the Notes, lender under the Loan and obligor under the Trust Deed and the Agency Agreement from and including the Effective Date.

3.2	The parties to this Fourth Supplemental Trust Deed hereby agree that, with effect from and including the Effective Date:

3.2.1	the New Issuer shall be bound by the terms of the Trust Deed and the Notes as the principal debtor in place of the Issuer and shall acquire and assume all of the rights and, subject to Clause 3.2.3 below, the obligations of the Issuer under or in connection therewith;

3.2.2	the New Issuer shall acquire and assume all of the rights and, subject to Clause 3.2.3 below, the obligations of the Issuer under or in connection with the Loan Agreement (as supplemented by the Fourth Supplemental Loan Agreement) and the account of the New Issuer with the Principal Paying Agent, having the account number [—] (the “Account”) and the Agency Agreement; and

3.2.3	the Issuer shall be and is hereby released and discharged from all of its obligations as principal debtor under the Notes, the Trust Deed and the Agency Agreement and from its rights and the obligations under or in connection with the Loan Agreement (excluding any liabilities of or claims against the Issuer arising or incurred prior to the Effective Date for which the Issuer shall remain liable).

3.3	The Global Note Certificate in the form set out in Schedule 1 (Form of Global Note Certificate) included in the Annex to this Fourth Supplemental Trust Deed (the “New Global Note Certificate”) shall be executed manually or in facsimile by an Authorised Signatory of the New Issuer on the Effective Date and shall be authenticated by or on behalf of the Registrar in order to reflect the substitution of the New Issuer. The Issuer and the New Issuer shall on the Effective Date (i) cause the existing Global Note Certificate and the Further Global Note Certificate executed by the Issuer to be removed from the Common Depositary and subsequently cancelled and destroyed by the Registrar pursuant to the Agency Agreement and (ii) cause them to be replaced with the New Global Note Certificate executed by the New Issuer and authenticated by or on behalf of the Registrar which shall be delivered by the Registrar to the Common Depositary pursuant to the Agency Agreement.

3.4	With effect from the Effective Date the New Issuer shall create the Note Security in favour of the Trustee on the terms of Clause 4.1 (The Charge) and Clause 4.2 (Assignment) of the Trust Deed which are restated in this Clause 3.4.

3.4.1	The New Issuer with full title guarantee and as continuing security for the payment of all sums under the Trust Deed and the Notes hereby charges in favour of the Trustee by way of first fixed charge (the “Charge”):

(a)	all of the New Issuer’s rights, interests and benefits in and to (i) principal, interest and other amounts now or hereafter paid and payable by the Borrower to the New Issuer as lender under the Loan Agreement (as supplemented by the Fourth Supplemental Loan Agreement); and (ii) all amounts now or hereafter paid or payable by the Borrower under or in respect of any claim, award or judgment relating to the Loan Agreement (as supplemented by the Fourth Supplemental Loan Agreement); and

(b)	all of the New Issuer’s rights, interest and benefit in and to all sums held on deposit including accrued interest from time to time in the Account together with the debt represented thereby;

provided that (a) for the avoidance of doubt the New Issuer shall remain legal and beneficial owner of the property subject to the Charge (the “Charged Property”) following the granting of the Charge and (b), in the case of each of sub-Clauses (a) and (b) above, there shall be excluded from the Charge the Reserved Rights and any amounts relating to the Reserved Rights.

3.4.2	The New Issuer with full title guarantee hereby assigns absolutely by way of security to the Trustee for the benefit of itself and the Noteholders all of the New Issuer’s rights, interests and benefits whatsoever, both present and future, whether proprietary, contractual or otherwise under or arising out of or evidenced by the Loan Agreement (as supplemented by the Fourth Supplemental Loan Agreement) (including, without limitation, the right to declare the Loan immediately due and payable and to take proceedings to enforce the obligations of the Borrower thereunder) other than the Charged Property, the Reserved Rights and any amounts payable by the Borrower in relation to the Charged Property and the Reserved Rights (the “Transferred Rights”).

3.4.3

On the irrevocable and unconditional payment or discharge by the New Issuer of all sums under the Trust Deed and the Notes and the New Issuer certifying such events to the Trustee in the form set out in Schedule 10 (Form of Certification of

Irrevocable and Unconditional Discharge by Issuer of all Sums under the Trust Deed and the Notes) included in the Annex to this Fourth Supplemental Trust Deed, the Trustee, at the request and cost of the New Issuer (to the extent it receives funds therefor from the Borrower), shall in the form set out in Schedule 11 (Form of Release, Reassignment or Discharge of Transferred Rights) included in the Annex to this Fourth Supplemental Trust Deed release, reassign or discharge the Charged Property and the Transferred Rights to, or to the order of, the New Issuer provided that no such release, reassignment or discharge shall be effective unless and until any such costs are paid to or to the order of the Trustee.

3.5	Forthwith on the Effective Date the New Issuer shall give written notice:

(a)	to the Borrower in the form set out in Schedule 5 (Form of Notice of the Charge and Assignment by Way of Security of Loan Agreement) included in the Annex to this Fourth Supplemental Trust Deed of the Charge set out in sub-clause 3.4.1(a) of this Fourth Supplemental Trust Deed and of the assignment set out in sub-clause 3.4.2 of this Fourth Supplemental Trust Deed; and

(b)	to the Principal Paying Agent in the form set out in Schedule 7 (Form of Notice of Charge to the Account) included in the Annex to this Fourth Supplemental Trust Deed of the Charge set out in sub-clause 3.4.1 (b) of this Fourth Supplemental Trust Deed and shall use its reasonable endeavours to procure that the Borrower and the Principal Paying Agent give, to the Trustee the acknowledgements thereof in the forms set out in Schedule 6 (Form of Acknowledgement of Notice of Charge and Assignment by Way of Security of Loan Agreement) and Schedule 8 (Form of Acknowledgement of Notice of Charge of the Account) each included in the Annex to this Fourth Supplemental Trust Deed (provided that if the New Issuer shall have paid all sums stated in Clause 3.4.1 to be secured by the Charge, the Trustee will at any time thereafter at the request and expense of the New Issuer (to the extent it receives funds therefor from the Borrower) release the Charged Property, details of which are set out above, to the New Issuer, or as the New Issuer shall direct, and shall release to the New Issuer, or as the New Issuer shall direct, any sums received by it in respect thereof and still held by it after such payment and discharge.

3.6	The provisions of Clauses 4.4 (Rights of the Issuer), 4.5 (Liability in respect of Charged Property), Clause 4.6 (Enforcement of the Security), Clause 4.7 (Trustee taking action in relation to the Charged Property), Clause 4.8 (Appointment of Receiver), Clause 4.9 (Discharge), Clause 4.10 (Receiver), Clause 4.11 (Further Assurance), Clause 4.12 (Liability of the Trustee), Clause 4.13 (Powers additional to LPA 1925) and Clause 4.14 (Dealings with the Trustee) of the Original Trust Deed are deemed to be restated in this Clause 3.6 of this Fourth Supplemental Trust Deed as if set out in full and references to “Account”, “Charged Property”, “Charge”, “Reserved Rights” and “Transferred Rights” in these Clauses are deemed to be references to “Account”, “Charged Property”, “Charge”, “Reserved Rights” and “Transferred Rights” as defined in this Fourth Supplemental Trust Deed.

3.7	On the Effective Date the Borrower, the Issuer and the Trustee will enter into a deed of release in order to release the Charged Property and the Transferred Rights from the Note Security created by the Issuer under the Original Trust Deed and in order that the Issuer may be released and discharged from its obligations under the Loan Agreement.

4	Trust Deed

From and including the Effective Date, this Fourth Supplemental Trust Deed, the Third Supplemental Trust Deed, the Second Supplemental Trust Deed and the First Supplemental Trust Deed and the Original Trust Deed shall be deemed to be and regarded, read and construed as one and the same instrument and, accordingly, all references in the Original Trust Deed to “this Trust Deed”, “this Deed”, “the Trust Deed” or “the Deed” shall be deemed to refer to the Original Trust Deed as supplemented by the First Supplemental Trust Deed, the Second Supplemental Trust Deed, the Third Supplemental Trust Deed and this Fourth Supplemental Trust Deed.

A memorandum of this Fourth Supplemental Trust Deed shall be endorsed by the Trustee on the original of the Original Trust Deed, the First Supplemental Trust Deed, the Second Supplemental Trust Deed and the Third Supplemental Trust Deed and by the Issuer and the New Issuer on their respective duplicate thereof, in each case on the Effective Date.

5	Law and Jurisdiction

This Fourth Supplemental Trust Deed and any non-contractual obligations arising out of or connected with it are governed by, and shall be construed in accordance with, English law. The provisions of Clause 21 (Law and Jurisdiction) the Original Trust Deed should apply mutatis mutandis to this Fourth Supplemental Trust Deed.

6	Severability

In case any provision in or obligation under this Fourth Supplemental Trust Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

7	Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any provision of this Fourth Supplemental Trust Deed under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Fourth Supplemental Trust Deed.

8	Counterparts

This Fourth Supplemental Trust Deed may be executed in any number of counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF this Fourth Supplemental Trust Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first before written.

Executed as a deed by

STANDARD BANK PLC

acting by:
Name:
Title:

And by:
Name:
Title:

Witnessed:

Name of Witness:
Occupation of Witness:
Address of Witness:

Executed as a deed by GREEN FINANCE PLC acting by:
Name:
Director

Witnessed:

Name of Witness:
Occupation of Witness:
Address of Witness:

Executed as a Deed by

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED

acting by two of its lawful Attorneys:

Attorney

Attorney

in the presence of:

Witness name:

Signature:

Address: One Canada Square, London E14 5AL, United Kingdom

ANNEX

SCHEDULE 1

Form of Global Note Certificate

ISIN: XS0287015787

Common Code: 028701578

THIS NOTE AND THE LOAN HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

GLOBAL NOTE CERTIFICATE

Green Finance Plc

(incorporated with limited liability under the laws of England)

U.S.$252,488,000 11 per cent. Loan Participation Notes due 2018

1	Introduction: This Global Note Certificate is issued in respect of the U.S.$ 252,488,000 11 per cent. Loan Participation Notes due 2018 (the “Notes”) of Green Finance Plc (the “Issuer”). The Notes are constituted by, are subject to, and have the benefit of, a trust deed dated 14 February 2007 as supplemented by the first supplemental trust deed dated 21 May 2007, the second supplemental trust deed dated 21 December 2009, the third supplemental trust deed dated 11 November 2010 and the fourth supplemental trust deed dated 2014 (as further amended or supplemented from time to time, the “Trust Deed”) between the Issuer and BNY Mellon Corporate Trustee Services as trustee (the “Trustee”, which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of an agency agreement dated 14 February 2007 as supplemented by the first supplemental agency agreement dated 21 May 2007 and the second supplemental agency agreement dated 2014 (as further amended or supplemented from time to time, the “Agency Agreement”) and made between the Issuer, The Bank of New York Mellon (Luxembourg) S.A. as registrar (the “Registrar”, which expression includes any successor registrar appointed from time to time in connection with the Notes), The Bank of New York Mellon as principal paying agent, the other paying agent and the transfer agent named therein and the Trustee.

2	References to Conditions: Any reference herein to the “Conditions” is to the terms and conditions of the Notes attached hereto and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof.

3	Registered holder: This is to certify that:

The Bank of New York Depository (Nominees) Limited

is the person registered in the register maintained by the Registrar in relation to the Notes (the “Register”) as the duly registered holder (the “Holder”) of:

U.S.$ 252,488,000

(TWO HUNDRED AND FIFTY TWO MILLION FOUR HUNDRED AND EIGHTY EIGHT

THOUSAND UNITED STATES DOLLARS)

in aggregate principal amount of Notes.

4	Promise to pay: The Issuer, for value received, hereby promises to pay such principal sum to the Holder on 31 December 2018 (or on such earlier date or dates as the same may become payable in accordance with the Conditions), and to pay interest on such principal sum in arrear on the dates and at the rates specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions. Each payment will be made to, or to the order of, the person whose name is entered on the Register at the close of business on the record date which shall be on the Clearing System Business Day immediately prior to the date for payment, where Clearing System Business Day means Monday to Friday inclusive except 25 December and 1 January.

5	Transfers in Whole: Transfers of this Global Note Certificate shall be limited to transfers in whole, but not in part, to nominees of a common depositary for Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or to a successor of such common depositary or to such successor’s nominee.

6	Exchange for Individual Note Certificates: This Global Note Certificate will be exchanged in whole (but not in part) for duly authenticated and completed individual note certificates (“Individual Note Certificates”) in substantially the form (subject to completion) set out in the Second Schedule (Form of Individual Note Certificate) to the Trust Deed if any of the following events occurs:

(a)	Euroclear and/or Clearstream, Luxembourg is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so; or

(b)	the Issuer has failed to pay an amount in respect of the Notes within five days of the date on which such amount became due and payable in accordance with the Conditions; or

(c)	the Issuer would suffer a material disadvantage in respect of the Notes as a result of a change in the laws or regulations (taxation or otherwise) which would not be suffered were the Notes evidenced by Individual Notes Certificates and a certificate to such effect signed by two authorised signatories of the Issuer is delivered to the Trustee.

Such exchange shall be effected in accordance with paragraph 7 (Delivery of Individual Note Certificates). The Issuer shall notify the Holder of the occurrence of any of the events specified in (a), (b) and (c) as soon as practicable thereafter.

7

Delivery of Individual Note Certificates: Whenever this Global Note Certificate is to be exchanged for Individual Note Certificates, such Individual Note Certificates shall be issued in an aggregate principal amount equal to the principal amount of this Global Note Certificate within five business days of the delivery, by or on behalf of the Holder, Euroclear and/or Clearstream, Luxembourg, to the Registrar of such information as is required to complete and deliver such Individual Note Certificates (including, without limitation, the names and addresses of the persons in whose names the Individual Note Certificates are to be registered and the principal amount of each such person’s holding) against the surrender of this Global Note Certificate at the Specified Office (as defined in the Conditions) of the Registrar. Such exchange shall be effected in accordance with the provisions of the Agency Agreement and the regulations concerning the transfer and registration of Notes scheduled thereto and, in particular, shall be effected without charge to any Holder or the Trustee, but against such indemnity as the Registrar may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such exchange. In this paragraph, “business day” means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city in which the Registrar has its Specified Office.

8	Conditions apply: Save as otherwise provided herein, the Holder of this Global Note Certificate shall have the benefit of, and be subject to, the Conditions and, for the purposes of this Global Note Certificate, any reference in the Conditions to “Note Certificate” or “Note Certificates” shall, except where the context otherwise requires, be construed so as to include this Global Note Certificate.

9	Notices: Notwithstanding Condition 14 (Notices), so long as this Global Note Certificate is held on behalf of Euroclear and/or Clearstream, Luxembourg or any other clearing system (an “Alternative Clearing System”), notices to Holders of Notes represented by this Global Note Certificate (“Noteholders”) may be given by delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg or (as the case may be) such Alternative Clearing System; provided, however, that, so long as the Notes are listed on the SIX Swiss Exchange and its rules so require, notices will also be published by means of electronic publication on the internet website of the SIX Swiss Exchange (www.six-swiss-exchange.com/news/official_notices/search_en.html) and in a leading newspaper having general circulation in Europe (which is expected to be the Financial Times).

10	Meetings: The Holder shall be treated at any meeting of Noteholders as having one vote in respect of each U.S.$1,000 principal amount of Notes for which this Global Note Certificate may be exchanged.

11	Contracts (Rights of Third Parties) Act 1999: No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note Certificate but this does not affect any right or remedy of a third party which exists or is available from that Act.

12	Payment: Payments of principal and interest in respect of Notes represented by this Global Note Certificate will be made against presentation for endorsement and if no further payment falls to be made in respect of the Notes, surrender of the Global Note Certificate to or to the order of the Paying Agent.

13

Redemption at the option of the Noteholders upon a Corporate Restructuring: In order to tender Notes for repurchase pursuant to Condition 5(c)(1) (Redemption at the option of the Noteholders upon a Corporate Restructuring), the Holder must, within the period specified in the Conditions for the surrendering of the relevant Note, deliver an “Option to Purchase Notice” form, giving written notice of such exercise to the Principal Paying Agent specifying the principal amount of Notes so tendered for repurchase. Any such notice shall be capable of being withdrawn by written notice of such withdrawal by the Holder, within the period and subject to the terms specified in the Conditions for the withdrawal of such tendered Notes, to the Principal Paying Agent specifying the principal amount of the Notes to be withdrawn from such tender. Subject as aforesaid, any such notice of tender or any such notice of withdrawal shall be irrevocable and may not be withdrawn.

14	Determination of entitlement: This Global Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Global Note Certificate.

15	Authentication: This Global Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of The Bank of New York Mellon (Luxembourg) S.A. as registrar.

16	Governing law: This Global Note Certificate any non-contractual obligations arising out of or in connection with it is governed by, and shall be construed in accordance with, English law.

AS WITNESS the manual or facsimile signature of a duly authorised person on behalf of the Issuer.

GREEN FINANCE PLC

By:

[manual or facsimile signature]

(duly authorised)

ISSUED on 2014

AUTHENTICATED for and on behalf of

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.

as registrar without recourse, warranty

or liability

By:

[manual signature]

(duly authorised)

FORM OF TRANSFER

FOR VALUE RECEIVED                                              , being the registered holder of this Global Note Certificate, hereby transfers to                                                           of                                                          , U.S.$                 in principal amount of the U.S.$252,488,000 11 per cent. Loan Participation Notes Due 2018 (the “Notes”) of Green Finance Plc (the “Issuer”) and irrevocably requests and authorises The Bank of New York Mellon (Luxembourg) S.A., in its capacity as registrar in relation to the Notes (or any successor to The Bank of New York Mellon (Luxembourg) S.A., in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:

By:

(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Global Note Certificate.

1.1    A representative of such registered holder should state the capacity in which he signs, e.g., executor.

1.2    The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar or the relevant Transfer Agent may require.

1.3    Any transfer of Notes shall be in an amount equal to U.S.$ 85,000 or integral multiples of U.S.$1,000 in excess thereof.

[Attached to the Global Note Certificate]

[Terms and Conditions as set out in the Third Schedule]

[At the foot of the Terms and Conditions]

PRINCIPAL PAYING AGENT	REGISTRAR

The Bank of New York Mellon One Canada Square London, E14 5AL United Kingdom	The Bank of New York Mellon (Luxembourg) S.A. Vertigo Building-Polaris 2-4 rue Eugène Ruppert L-2453 Luxembourg

SWISS PAYING AGENT Zurich Cantonalbank Bahnhofstrasse 9 8001 Zurich Switzerland

SCHEDULE 2

Form of Individual Note Certificate

INDIVIDUAL NOTE CERTIFICATE

Serial Number:

THIS NOTE AND THE LOAN HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

Green Finance Plc

(incorporated with limited liability under the laws of England)

U.S.$ 252,488,000 11 per cent. Loan Participation Notes due 2018

This Note Certificate is issued in respect of the U.S.$252,488,000 11 per cent. Loan Participation Notes Due 2018 (the “Notes”) of Green Finance Plc (the “Issuer”). The Notes are constituted by, are subject to, and have the benefit of, a trust deed dated 14 February 2007 as supplemented by the first supplemental trust deed dated 21 May 2007, the second supplemental trust deed dated 21 December 2009, the third supplemental trust deed dated 11 November 2010 and the fourth supplemental trust deed dated                           2014 (as further amended or supplemented from time to time, the “Trust Deed”) between the Issuer and BNY Mellon Corporate Trustee Services Limited as trustee (the “Trustee”, which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of an agency agreement dated 14 February 2007 as supplemented by the first supplemental agency agreement dated 21 May 2007 and the second supplemental agency agreement dated                           2014 (as amended or supplemented from time to time, the “Agency Agreement”) and made between the Issuer, The Bank of New York Mellon (Luxembourg) S.A. as registrar (the “Registrar”, which expression includes any successor registrar appointed from time to time in connection with the Notes), The Bank of New York Mellon as principal paying agent, the other paying agents and the transfer agent named therein and the Trustee.

Any reference herein to the “Conditions” is to the terms and conditions of the Notes endorsed hereon and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof.

This is to certify that:

of

is the person registered in the register maintained by the Registrar in relation to the Notes (the “Register”) as the duly registered holder or, if more than one person is so registered, the first-named of such persons (the “Holder”) of:

U.S.$.

(                     UNITED STATES DOLLARS)

in aggregate principal amount of the Notes.

The Issuer, for value received, hereby promises to pay such principal sum to the Holder on [•] (or on such earlier date or dates as the same may become payable in accordance with the Conditions), and to pay interest on such principal sum in arrear on the dates and at the rates specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

This Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Note Certificate.

This Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of The Bank of New York Mellon (Luxembourg) S.A. as registrar.

AS WITNESS the manual or facsimile signature of a duly authorised person on behalf of the Issuer.

GREEN FINANCE PLC

By:
[manual or facsimile signature]
(duly authorised)

ISSUED as of [—] AUTHENTICATED FOR AND ON BEHALF OF THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A. as registrar without recourse, warranty or liability

By:
[manual signature]
(duly authorised)

FORM OF TRANSFER

FOR VALUE RECEIVED                                              , being the registered holder of this Note Certificate, hereby transfers to                                                           of                                                          , U.S.$                 in principal amount of the U.S.$252,488,000 11 per cent. Loan Participation Notes due 2018 (the “Notes”) of Green Finance Plc (the “Issuer”) and irrevocably requests and authorises The Bank of New York Mellon (Luxembourg) S.A., in its capacity as registrar in relation to the Notes (or any successor to The Bank of New York Mellon (Luxembourg) S.A., in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:

By:
(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Note Certificate.

(a)	A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(b)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar or the relevant Transfer Agent may require.

(c)	Any transfer of Notes shall be in an amount equal to U.S.$85,000 or integral multiples of U.S.$1,000 in excess thereof.

[Attached to each Note Certificate:]

[Terms and Conditions as set out in the Third Schedule]

[At the foot of the Terms and Conditions:]

PRINCIPAL PAYING AGENT	REGISTRAR

The Bank of New York Mellon One Canada Square London, E14 5AL United Kingdom	The Bank of New York Mellon (Luxembourg) S.A. Vertigo Building-Polaris 2-4 rue Eugène Ruppert L-2453 Luxembourg

SWISS PAYING AGENT Zurich Cantonalbank Bahnhofstrasse 9 8001 Zurich Switzerland

SCHEDULE 5

Form of Notice of Charge and Assignment by Way of Security of Loan Agreement

To: Public Joint Stock Company “First Ukrainian International Bank”

                          2014

Dear Sirs,

Loan Agreement dated 8 February 2007 as supplemented by the

first supplemental loan agreement dated 16 May 2007, the second supplemental loan agreement dated 15 December 2009, the third supplemental loan agreement dated

8 November 2010 and the fourth supplemental loan agreement dated                           2014

between Public Joint Stock Company “First Ukrainian International Bank” (the “Borrower”)

and

Green Finance Plc (the “Issuer”) relating to an outstanding

Loan of U.S.$252,488,000 (the “Loan Agreement”)

We refer to the Loan Agreement and to the Trust Deed dated 14 February 2007 as supplemented by the first supplemental trust deed dated 21 May 2007, the second supplemental trust deed dated 21 December 2009, the third supplemental trust deed dated 11 November 2010 and the fourth supplemental trust deed dated                           2014 (the “Trust Deed”) made between the Issuer and BNY Mellon Corporate Trustee Services Limited (the “Trustee”) relating to outstanding U.S.$252,488,000 11 per cent. Loan Participation Notes due 2018 of Green Finance Plc (the “Issuer”) (the “Notes”). We hereby give you notice in your capacity as Borrower that as contemplated by Clause 19.3 (Assignment by the Lender) of the Loan Agreement we have on                           2014 by virtue of the provisions of Clause 3.4.1(a) of the fourth supplemental trust deed dated                           2014 (the “Fourth Supplemental Trust Deed”) charged by way of first fixed charge in favour of the Trustee, to secure the payment of all amounts due under the Notes equivalent to principal and/or interest under the Loan and all other moneys payable under the Trust Deed or in respect of the Notes subject to the proviso for redemption and repayment set out in Clause 4 (Note Security):

(i)	all principal, interest and other amounts now or hereafter paid and payable by the Borrower to the Issuer as lender under the Loan Agreement, and

(ii)	all amounts now or hereafter paid or payable by the Borrower under or in respect of any claim, award or judgment relating to the Loan Agreement,

provided that there shall be excluded from such charge the Reserved Rights and any amounts relating to the Reserved Rights (as defined in the Trust Deed).

In addition, we hereby give you notice in your capacity as Borrower that as contemplated by Clause 19.3 (Assignments by the Lender) of the Loan Agreement we have on                           2014 by virtue of the provisions of Clause 3.4.2 of the Fourth Supplemental Trust Deed assigned absolutely by way of security to the Trustee all the rights, interests and benefits whatsoever, both present and future, whether proprietary, contractual or otherwise under or arising out of or evidenced by the Loan Agreement (including, without limitation, the right to declare the Loan immediately due and payable and to take proceedings to enforce the obligations of the Borrower) other than any rights, interests and benefits charged to the Trustee pursuant to Clause 3.4.1(a) of the Fourth Supplemental Trust Deed and any rights and benefits excluded from such charge as set forth in the proviso therein.

The Issuer hereby unconditionally instructs and authorises the Borrower:

(a)	to disclose to the Trustee without any reference to or further authority from the Issuer such information relating to the Loan Agreement or the Loan as the Trustee may at any time and from time to time request the Borrower to disclose to it; and

(b)	at any time and from time to time upon receipt by the Borrower of instructions from the Trustee in writing in respect of the assignment in Clause 3.4.2 of the Fourth Supplemental Trust Deed, to act in accordance with such instructions without any reference to or further authority from the Issuer.

The instructions and authorisations which are contained in this letter shall remain in full force and effect until the Issuer and Trustee together give the Borrower notice in writing revoking them.

Terms not defined herein shall have the meanings given to them in the Trust Deed.

This letter and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

Would you please acknowledge receipt of this letter and your acceptance of the instructions and authorisations contained in it by signing the form of acknowledgement attached to the enclosed copy of this letter and returning it forthwith to the Trustee at the address below with a copy to us.

Yours faithfully

for and on behalf of

GREEN FINANCE PLC

as Issuer

By
Name:
Title:

cc:	BNY Mellon Corporate Trustee Services Limited One Canada Square London E14 5AL, UK

Attention:	Manager, Trustee Administrator

Fax:	+ 44 (0) 207 964 6399

SCHEDULE 6

Form of Acknowledgement of Notice of Charge and Assignment by Way of

Security of Loan Agreement

To:	BNY Mellon Corporate Trustee Services Limited One Canada Square London E14 5AL, UK

	Attention:	Manager, Trustee Administrator
	Fax:	+ 44 (0) 207 964 6399

                          2014

Dear Sirs,

Loan Agreement dated 8 February 2007 as supplemented by the

first supplemental loan agreement dated 16 May 2007, the second supplemental loan agreement dated 15 December 2009, the third supplemental loan agreement dated

8 November 2010 and the fourth supplemental loan agreement dated                           2014

between Public Joint Stock Company “First Ukrainian International Bank” (the “Borrower”)

and

Green Finance Plc (the “Issuer”) relating to an outstanding

Loan of U.S.$252,488,000 (the “Loan Agreement”)

We hereby acknowledge receipt of a letter (a copy of which is attached hereto) of today’s date addressed to us by the Issuer regarding the Loan Agreement and we hereby accept the instructions and authorisations contained therein and undertake to act in accordance and comply with the terms thereof.

We hereby further acknowledge and confirm to you that:

(a)	we do not have, and will not make or exercise, any claims or demands, any rights of counter- claim, rights of set off or any other equities against the Issuer in respect of sums from time to time becoming due to the Issuer under the Loan Agreement;

(b)	we have not, as at the date hereof, received any notice that any third party has or will have any rights or interest whatsoever or has made or will be making any claim or demand or taking any action whatsoever in respect of the Loan Agreement or sums from time to time becoming due thereunder.

We undertake that, in the event of our becoming aware at any time that any person or entity other than you or the Issuer has or will have any rights or interests whatsoever in or has made or will be making any claim or demand or taking any action whatsoever in respect of the Loan Agreement or sums from time to time becoming due thereunder, we will forthwith give written notice thereof to you and to the Issuer.

We have made the acknowledgements and confirmations and have given the undertaking set out in this letter in the knowledge that they are required by you in connection with the security which has been constituted by the Issuer in your favour and the absolute assignment by way of security under the Trust Deed each referred to in the letter a copy of which is attached hereto.

This letter and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

Yours faithfully,

For and on behalf of

PUBLIC JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

By
Name:
Title:

Cc:	Green Finance Plc 6 St Andrew Street London EC4A 3AE United Kingdom

	Attention: Fax:	The Directors +44 (0) 207 832 4900

SCHEDULE 7

Form of Notice of Charge of the Account

To:	The Bank of New York Mellon One Canada Square London E14 5AL

	Fax:	+ 44 (0) 207 964 6399
	Attention:	Corporate Trust Administration

                          2014

Dear Sirs,

Loan Agreement dated 8 February 2007 as supplemented by the

first supplemental loan agreement dated 16 May 2007, the second supplemental loan agreement dated 15 December 2009, the third supplemental loan agreement dated

8 November 2010 and the fourth supplemental loan agreement dated                           2014

between Public Joint Stock Company “First Ukrainian International Bank” (the “Borrower”)

and

Green Finance Plc (the “Issuer”) relating to an outstanding

Loan of U.S.$252,488,000 (the “Loan Agreement”)

We refer to the Loan Agreement and to the Trust Deed dated 14 February 2007 as supplemented by the first supplemental trust deed dated 21 May 2007, the second supplemental trust deed dated 21 December 2009, the third supplemental trust deed dated 11 November 2010 and the fourth supplemental trust deed dated                           2014 (the “Trust Deed”) made between the Issuer and BNY Mellon Corporate Trustee Services Limited (the “Trustee”) relating to outstanding U.S.$252,488,000 11 per cent. Loan Participation Notes due 2018 of Green Finance Plc (the “Issuer”) (the “Notes”). We hereby give you notice that we have on                           2014 by virtue of the provisions of Clause 3.4.1(b) of the fourth supplemental trust deed dated                           2014 charged by way of first fixed charge as continuing security for the payment of all sums due under the Trust Deed and the Notes all the rights, interest and benefit in and to all sums of money now or in the future deposited in the account (including accrued interest from time to time) held in our name with The Bank of New York Mellon, (with payment being made to The Bank of New York Mellon, New York (SWIFT: [—]), for the account of The Bank of New York Mellon London (SWIFT: [—]) (Account number: [—]) for further credit to Green Finance Plc (Account number: [—])) and the debts represented by such sums.

The Issuer hereby unconditionally instructs and authorises you at any time following a Relevant Event (as defined in the Trust Deed):

(a)	to disclose to the Trustee without reference to or further authority from the Issuer such information relating to the Account and the sums therein as the Trustee may at any time and from time to time request you to disclose to it;

(b)	to hold all sums from time to time standing to the credit of the Account, excluding any amounts in respect of the Reserved Rights (as defined in the Trust Deed) to the order of the Trustee;

(c)	to pay or release all or any part of the sums standing to the credit of the Account, excluding any amounts in respect of the Reserved Rights (as defined in the Trust Deed) in accordance with the written instructions of the Trustee; and

(d)	to comply with the terms of any written notice or instructions in any way relating to or purporting to relate to the charge and pledge specified above, the sums standing to the credit of the Account or the debts represented thereby, excluding any amounts in respect of the Reserved Rights (as defined in the Trust Deed) which you receive at any time from the Trustee without any reference to or further authority from us and without any inquiry by you as to the justification or validity of such notices or instructions.

The instructions and authorisations which are contained in this letter shall remain in full force and effect until the Issuer and the Trustee together give you notice in writing revoking them.

Terms not defined herein shall have the meanings given to them in the Trust Deed.

This letter and any non-contractual obligations arising out of or in connection with it shall be governed and construed in accordance with English law.

Would you please acknowledge receipt of this letter and your acceptance of the instructions and authorisations contained in it by signing the form of acknowledgement attached to the enclosed copy of this letter and returning it forthwith to the Trustee at the address below with a copy to us.

Yours faithfully,

for and on behalf of

GREEN FINANCE PLC

as Issuer

By
Name:
Title:

cc:	BNY Mellon Corporate Trustee Services Limited One Canada Square London E14 5AL, UK

	Attention: Fax:	Manager, Trustee Administrator + 44 (0) 207 964 6399

SCHEDULE 8

Form of Acknowledgement of Notice of Charge of the Account

To:	BNY Mellon Corporate Trustee Services Limited
One Canada Square
London E14 5AL, UK

Attention: Fax:	Manager, Trustee Administrator +44 (0) 207 964 6399

                          2014

Dear Sirs,

Loan Agreement dated 8 February 2007 as supplemented by the

first supplemental loan agreement dated 16 May 2007, the second supplemental loan agreement dated 15 December 2009, the third supplemental loan agreement dated

8 November 2010 and the fourth supplemental loan agreement dated                           2014

between Public Joint Stock Company “First Ukrainian International Bank” (the “Borrower”)

and

Green Finance Plc (the “Issuer”) relating to an outstanding

Loan of U.S.$252,488,000 (the “Loan Agreement”)

We hereby acknowledge receipt of a letter (a copy of which is attached hereto) of today’s date addressed to us by the Issuer regarding the Account therein referred to, and we hereby accept the instructions and authorisations contained therein and undertake to act in accordance and comply with the terms thereof.

We hereby further acknowledge and confirm to you that:

(i)	we do not have, and will not make or exercise, any claims or demands, any rights of counterclaim, rights of set-off or any other equities or Note Security against the Issuer in respect of the Account, the sums therein or the debts represented thereby; and

(ii)	we have not, as at the date hereof, received any notice that any third party has or will have any rights or interest whatsoever or has made or will be making any claim or demand or taking any action whatsoever in respect of the Account, the sums therein or the debts represented thereby.

We undertake that, in the event of our becoming aware at any time that any person or entity other than you has or will have any rights or interests whatsoever in or has made or will be making any claim or demand or taking any action whatsoever in respect of the Account, the sums therein or the debts represented thereby, we will forthwith give written notice thereof to you and to the Issuer.

We have made the acknowledgements and confirmations and have given the undertaking set out in this letter in the knowledge that they will be required by you in connection with the security which has been constituted by the Issuer in your favour under the Trust Deed dated 14 February 2007 as supplemented by the first supplemental trust deed dated 21 May 2007, the second supplemental trust deed dated 21 December 2009, the third supplemental trust deed dated 11 November 2010 and the fourth supplemental trust deed dated                           2014 (the “Trust Deed”) made between the Issuer and BNY Mellon Corporate Trustee Services Limited referred to in the letter a copy of which is attached hereto.

Terms not defined herein shall have the meanings given to them in the Trust Deed.

This letter and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with English law.

Yours faithfully,

for and on behalf of

The Bank of New York Mellon, as Principal Paying Agent

By
Name:
Title:

CC:	Green Finance Plc 6 St Andrew Street London EC4A 3AE United Kingdom

Attention: Fax:	The Directors +44 (0) 207 832 4900

SCHEDULE 10

Form of Certification of Irrevocable and Unconditional Discharge by Issuer of

all Sums under Trust Deed and the Notes

To:	BNY Mellon Corporate Trustee Services Limited
One Canada Square
London E14 5AL, UK

Attention: Manager, Trustee Administrator
Fax: + 44 (0) 207 964 6399

[— date]

Dear Sirs,

Trust Deed dated 14 February 2007 as supplemented by the first supplemental trust deed dated 21 May 2007, the second supplemental trust deed dated 21 December 2009, the third supplemental trust deed dated 11 November 2010 and the fourth supplemental trust deed

dated                           2014 (the “Trust Deed”) relating to outstanding U.S.$252,488,000 11 per cent.

Loan Participation Notes due 2018 relating to a Loan Agreement between Public Joint

Stock Company “First Ukrainian International Bank” and Green Finance Plc (the “Issuer”)

relating to an outstanding Loan of U.S.$252,488,000 dated 8 February 2007 as supplemented by the

first supplemental loan agreement dated 16 May 2007, the second supplemental loan agreement dated 15 December 2009, the third supplemental loan agreement dated

8 November 2010 and the fourth supplemental loan agreement dated                           2014

Terms herein shall have the meaning ascribed to them in the Trust Deed.

Pursuant to Clause 3.4.3 of the Fourth Supplemental Trust Deed:

(i)	we hereby confirm to you and certify that the Issuer has irrevocably and unconditionally paid and discharged all of the sums under the Trust Deed and the Notes; and

(ii)	we request that you release, reassign or discharge the Transferred Rights to, or to the order of the Issuer;

(iii)	we shall provide you with funds necessary to release, reassign or discharge the Transferred Rights to, or to the order of the Issuer; and

(iv)	we agree that no such release, reassignment or discharge of the Transferred Rights to, or to the order of the Issuer shall be effective unless and until the Trustee’s costs in connection with such release, reassignment or discharge are paid to, or to the order of the Trustee.

This letter and any non-contractual obligations arising out of or in connection with it shall be governed by, and shall be construed in accordance with English law.

Yours faithfully,

for and on behalf of

GREEN FINANCE PLC

as Issuer

By
Name:
Title:

SCHEDULE 11

Form of Release, Reassignment or Discharge of Transferred Rights

To:	Green Finance Plc
6 St Andrew Street
London EC4A 3AE
United Kingdom

Attention: +44 (0) 207 832 4900
Fax: The Directors

[— date]

Dear Sirs,

Trust Deed dated 14 February 2007 as supplemented by the first supplemental trust deed dated 21 May 2007, the second supplemental trust deed dated 21 December 2009, the third supplemental trust deed dated 11 November 2010 and the fourth supplemental trust deed dated [8] December 2014 (the “Trust Deed”) relating to outstanding U.S.$252,488,000 11 per cent.

Loan Participation Notes due 2018 (the “Trust Deed”) relating to a Loan Agreement between Public Joint Stock Company “First Ukrainian International Bank” (the “Borrower”)

and Green Finance Plc (the “Issuer”) relating to an outstanding Loan of U.S.$252,488,000 dated 8 February 2007 as supplemented by the

first supplemental loan agreement dated 16 May 2007, the second supplemental loan agreement dated 15 December 2009, the third supplemental loan agreement dated

8 November 2010 and the fourth supplemental loan agreement dated                           2014

Terms herein shall have the meaning ascribed to them in the Trust Deed.

We have your letter of                              whereby pursuant to Clause 3.4.3 of the Fourth Supplemental Trust Deed:

(i)	you have confirmed to us and certified that the Issuer has irrevocably and unconditionally paid and discharged all of the sums under the Trust Deed and the Notes;

(ii)	you have requested that we release, reassign or discharge the Transferred Rights to, or to the order of the Issuer; and

(iii)	you have agreed that no such release, reassignment or discharge of the Transferred Rights to, or to the order of the Issuer shall be effective unless and until the Trustee’s costs in connection with such release, reassignment or discharge are paid to, or to the order of the Trustee.

We hereby confirm that you have paid our costs in connection with such release, reassignment or discharge of the Transferred Rights to the Issuer.

We hereby release, reassign or discharge the Transferred Rights under Clause 3.4.3 of the Fourth Supplemental Trust Deed to the order of the Issuer.

This letter and any non-contractual obligations arising out of or in connection with it shall be governed by, and shall be construed in accordance with English law.

Yours faithfully,

for and on behalf of

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED

as Trustee

By
Name:
Title: